Hims & Hers Completes Acquisition of Eucalyptus, Advancing its Position as the World’s Largest Consumer Health Platform

The acquisition extends the company's leadership position across Australia, Canada, Germany, Japan, and the United Kingdom, with the scale to redefine healthcare for hundreds of millions of people

SAN FRANCISCO, June 2, 2026 – Hims & Hers Health, Inc. (NYSE: HIMS) has completed its acquisition of Eucalyptus, advancing its position as the world's largest consumer health platform. Building on the earlier acquisitions of ZAVA and Livewell, Hims & Hers now has a leading presence across the US, UK, Australian, and Canadian markets, with a growing presence in France, Germany, Ireland, Spain, and Japan. Continuing to expand internationally will enable Hims & Hers to lead the next era of digital health, delivering personal, affordable care to more people around the world. This global expansion reinforces the company’s confidence in its long-term targets of $6.5 billion in revenue and $1.3 billion in Adjusted EBITDA by 2030.

Hims & Hers can now reach hundreds of millions of people across four continents, bringing more data points into the company's closed-loop ecosystem and expanding the network effects of the platform globally. With this scale, data, and local clinical expertise, the company can deliver access to care that is both deeply personal and clinically rigorous, while maintaining consistent quality worldwide. By pairing personalized treatment with high-touch support, Hims & Hers helps customers stick to their treatment plans longer and achieve better outcomes than with medication alone, making the company a critical partner for healthcare innovators looking to bring new treatments and services to customers around the world.

“The future of health isn’t inside of a doctor’s office. It will be integrated into the rhythm of your daily life, anticipating issues before you even see them, and adapting with you,” said Andrew Dudum, co-founder and CEO of Hims & Hers. “Welcoming the Eucalyptus team into Hims & Hers gives us the foundation to become an everyday health companion to people all over the world and a partner to other healthcare innovators who want to build long-term relationships with consumers.”

Eucalyptus brings deep regional presence and a customer-first digital experience that has served more than 850,0001 customers to date, alongside a proven ability to launch and scale in new markets with clinical rigor and local regulatory expertise. Combined with Hims & Hers' platform, technology infrastructure, and growing portfolio of specialties, these capabilities position the company to deliver care that reflects the needs, regulations, and expectations of each market, while raising the bar for what consumer healthcare can look like globally.

“Building Eucalyptus has shown us that the best healthcare is local in its understanding and global in its ambition," said Tim Doyle, Senior Vice President of International at Hims & Hers and former CEO of Eucalyptus. "Joining Hims & Hers gives our teams in Australia, Canada, Germany, Japan, and the United Kingdom the ability to deepen what we've built for our customers, and to bring that experience to many more people in the years ahead.”

The transaction closed pursuant to the terms of the definitive agreement.

1 As of May 2026. Customer defined as a user having purchased a program through a Eucalyptus brand.

About Hims & Hers Health, Inc.
Hims & Hers is the leading health and wellness platform on a mission to help the world feel great through the power of better health. We believe how you feel in your body and mind transforms how you show up in life. That’s why we’re building a future where nothing stands in the way of harnessing this power. Hims & Hers normalizes health & wellness challenges—and innovates on their solutions—to make feeling happy and healthy easy to achieve. No two people are the same, so the company provides access to personalized care designed for results. For more information, please visit www.hims.com and www.forhers.com.

Press Contact
Abby Reisinger-Moley
press@forhims.com

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Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements can be identified by the use of forward-looking terminology, including the words "believes," "estimates," "anticipates," "expects," "intends," "plans," "assume," "may," "will," "likely," "potential," "projects," "predicts," "continue," "goal," "strategy," "future," "forecast," "target," "outlook," "opportunity," "project," "confidence," "foundation," "groundwork," or "should," or, in each case, their negative or other variations or comparable terminology. There can be no assurance that actual results will not materially differ from expectations. Such statements include, but are not limited to, statements regarding the integration of the Eucalyptus business, the international expansion plans of Hims & Hers Health, Inc. (the “Company”), the anticipated impact of the acquisition on the Company's platform capabilities, customer reach, and global network effects, and the Company's long-term financial targets. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, the forward-looking statements contained herein are based on the current expectations, assumptions and beliefs of the Company. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company's control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: (i) risks related to the integration of the Eucalyptus business, including the ability to successfully combine operations, retain key personnel, and realize the anticipated strategic and financial benefits of the acquisition; (ii) risks related to the Company's international expansion, including challenges in managing operations across multiple jurisdictions and the ability to launch and scale in new markets; (iii) regulatory, compliance, and legal risks in the jurisdictions where the Company operates or plans to operate, including evolving healthcare, consumer protection, and data privacy regulatory frameworks; (iv) risks related to customer adoption and retention across new and existing markets; (v) the Company's ability to achieve its long-term financial targets, which depend on a number of factors including continued growth of the Company's subscriber base, successful integration and expansion of international operations, and broader macroeconomic conditions; and (vi) risks related to the Company's liquidity and capital allocation, including unanticipated demands on cash resources or changes in operating performance, as well as those factors described in the Risk Factors and other sections of the Company's most recently filed Quarterly Report on Form 10-Q, the Company's most recently filed Annual Report on Form 10-K, and other current and periodic reports the Company files from time to time with the Securities and Exchange Commission.

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